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                                                                      EXHIBIT 12

                                  CONOCO INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)


                                                    SIX MONTHS
                                                   ENDED JUNE 30,              YEAR ENDED DECEMBER 31,
                                                   --------------   ---------------------------------------------------
                                                        2000         1999       1998       1997       1996       1995
                                                       -------      -------    -------    -------    -------    -------
Net income.......................................      $   855      $   744    $   450    $ 1,097    $   863    $   575
Provision for income taxes.......................          631          473        244      1,010      1,038        774
Equity in earnings of affiliates.................         (157)        (150)       (22)       (40)        25        (22)
                                                       -------      -------    -------    -------    -------    -------
Pretax income before adjustment for minority
   interests in consolidated subsidiaries or
   income or loss from equity affiliates.........        1,329        1,067        672      2,067      1,926      1,327
Fixed charges (see below)........................          211          412        337        174        188        210
Amortization of capitalized interest.............           21           46         40         46         53         53
Distributed income in equity affiliates..........           54           77        105         58         85         42
Capitalized interest.............................           (6)          (6)       (72)       (94)       (75)       (95)
                                                       -------      -------    -------    -------    -------    -------
        Total adjusted earnings available for
          payment of fixed charges (a)(b)........      $ 1,609      $ 1,596    $ 1,082    $ 2,251    $ 2,177    $ 1,537
                                                       =======      =======    =======    =======    =======    =======

Ratio of earnings to fixed charges...............          7.6          3.9        3.2       12.9       11.6        7.3
Fixed charges
    Interest and debt expense - borrowings.......      $   172      $   311    $   199    $    36    $    74    $    74
    Capitalized interest.........................            6            6         72         94         75         95
    Rental expense representative of interest
      factor.....................................           33           95         66         44         39         41
                                                       -------      -------    -------    -------    -------    -------

        Total fixed charges......................      $   211      $   412    $   337    $   174    $   188    $   210
                                                       =======      =======    =======    =======    =======    =======

Ratio of earnings to fixed charges excluding
   special items
    Earnings from above..........................      $ 1,609      $ 1,596    $ 1,082    $ 2,251    $ 2,177    $ 1,537
    Special items (pretax) (c)...................           (6)          60        454        (91)       (22)        71
                                                       -------      -------    -------    -------    -------    -------
Earnings adjusted for special items..............      $ 1,603      $ 1,656    $ 1,536    $ 2,160    $ 2,155    $ 1,608
                                                       =======      =======    =======    =======    =======    =======
Fixed charges from above.........................      $   211      $   412    $   337    $   174    $   188    $   210
                                                       =======      =======    =======    =======    =======    =======
Ratio of earnings adjusted for special items to
   fixed charges.................................          7.6          4.0        4.6       12.4       11.5        7.7
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a)   Equity affiliate pretax losses, where incurred, include no guaranteed payments.
b)   There are no fixed charges in subsidiaries with minority interests.
c)   Includes special items as reported in second quarter 2000 Form 10-Q. See
     Conoco's 1999 Form 10-K for discussion of prior years' special items.